UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2008

Millennium Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28494	04-3177038
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

40 Landsdowne Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

617-679-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Employment Agreement Amendments

                On April 10, 2008, Millennium Pharmaceuticals, Inc., a Delaware corporation (“Millennium”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Takeda America Holdings, Inc., a New York corporation (“Parent”), and Mahogany Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  At the request of Parent, on April 10, 2008, Millennium also entered into amendments (the “Employment Amendments”) to existing employment agreements with the following Millennium named executive officers:  Deborah Dunsire, M.D., President and Chief Executive Officer; Christophe Bianchi, M.D., Executive Vice President, Commercial Operations; Marsha H. Fanucci, Senior Vice President and Chief Financial Officer; Laurie B. Keating, Senior Vice President and General Counsel; and Nancy Simonian, M.D., Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer.  The Employment Amendments will become effective only at the effective time of the merger contemplated by the Merger Agreement (the “Effective Time”) and will be of no force or effect if the Merger Agreement is terminated.

                The Employment Amendments for Dr. Bianchi and Ms. Keating amend provisions of each employee’s existing employment agreement that relate to termination for Good Reason (as defined in the existing employment agreements) to provide that if his or her employment is terminated because of any material diminution in the employee’s title, position, duties, responsibilities or authority, and in the case of Ms. Keating, if there is a change in control of Millennium that results in Ms. Keating ceasing to serve as chief legal officer of the surviving entity and any parent entity, he or she will be entitled to the payments and benefits specified in his or her employment agreement, only if such termination of employment occurs on or after the first anniversary of the Effective Time. The occurrence of any event described in the preceding sentence that occurs before the first anniversary of the Effective Time may be asserted by the employee as a reason to terminate employment on or after the first anniversary of the Effective Time. In addition, with respect to Dr. Bianchi, upon the Effective Time, Millennium will accelerate the vesting of Dr. Bianchi’s $100,000 retirement benefit held in a tax-deferred account and will distribute that amount to him in a lump sum six months after a termination of his employment.

                The Employment Amendment for Dr. Dunsire amends provisions of her existing employment agreement that relate to termination for Good Reason to provide that:

•                  prior to the first anniversary of the Effective Time, she will not assert a termination of her employment other than due to:

•                  any requirement by Millennium that she perform her principal duties outside a radius of 50 miles from Millennium’s Cambridge, Massachusetts location;

•                  any breach by Millennium of any material provision of her employment agreement not cured within 30 days of written notice; or

•                  a reduction in her base salary (unless such reduction is effected in connection with a general and proportionate reduction of salaries for all members of the management team) or any reduction of her target bonus amount to less than 80% of her annual salary; and

•                  after the first anniversary of the Effective Time, she will have the right to terminate her employment at any time and receive the severance payments and benefits specified in her existing employment agreement.

                The Employment Amendment for Dr. Dunsire also provides that if a severance payment pursuant to her existing agreement becomes payable, she will receive payment within 10 days following termination but not prior to January 1, 2009. In exceptional circumstances that are not expected to arise during the first eight months after the Effective Time, Dr. Dunsire and Millennium will explore the terms and conditions of a mutually agreeable solution to allow Dr. Dunsire to terminate her employment prior to the first anniversary of the Effective Time and receive the severance payments and benefits pursuant to her existing agreement. Upon the Effective Time, Millennium will accelerate the vesting of Dr. Dunsire’s $500,000 retirement benefit held in a tax-deferred account and distribute that amount to her in a lump sum six months after a termination of her employment.

                The Employment Amendments provide for retention bonuses for each of the employees for their continued employment with Millennium following the Merger. The Employment Amendments provide that each employee is eligible for a lump sum cash payment on the first and, in some cases, second anniversaries of the Effective Time, provided that he or she is employed by Millennium as of such date, in an amount equal to:

•                              on the first anniversary of the Effective Time, other than in the case of Dr. Dunsire, the sum of (i) 100% of his or her annual base salary in effect as of the Effective Time plus (ii) 100% of his or her annual bonus for Millennium’s fiscal year ending December 31, 2008 (the “First Year Retention Bonus”); and

•                              on the second anniversary of the Effective Time, other than in the case of Dr. Dunsire, Ms. Fanucci and Ms. Keating, the sum of (i) 100% of his or her annual base salary in effect as of the Effective Time plus (ii) 100% of his or her annual bonus for Millennium’s fiscal year ending December 31, 2008 (the “Second Year Retention Bonus”).

                In the case of Dr. Dunsire:

•                              the First Year Retention Bonus is the sum of (i) 200% of her annual base salary in effect as of the Effective Time plus (ii) 200% of her annual bonus for Millennium’s fiscal year ending December 31, 2008, which will be based upon attainment by Millennium of performance and retention goals to be determined by mutual agreement between Dr. Dunsire and Millennium (with a minimum bonus of 100% of her 2008 target bonus and a maximum bonus of 200% of her 2008 target bonus); and

•                              the Second Year Retention Bonus will be determined by mutual agreement between Dr. Dunsire and Millennium prior to the first anniversary of the Effective Time.

                Ms. Fanucci and Ms. Keating are not eligible for a Second Year Retention Bonus under the Employment Amendments.

                The Employment Amendments provide that in the event of an occurrence of Voluntary Termination for Good Reason (as defined in the Employment Amendments) by an employee or termination by Millennium other than for Justifiable Cause (as defined in the existing employment agreements) or in the event of an employee’s death or permanent disability, as defined in Millennium’s long-term disability policy:

•                              during the first 12 month period following the Effective Time, the employee will be eligible for a pro rata portion of the First Year Retention Bonus, based on the employee’s full months of employment with Millennium from the Effective Time through such termination; and

•                              during the second 12 month period following the Effective Time, the employee will be eligible for a pro rata portion of the Second Year Retention Bonus (if the employee is eligible for a Second Year Retention Bonus), based on the employee’s full months of employment with Millennium from the first anniversary of the Effective Time through such termination.

                With regard to the determination of the First Year Retention Bonus only, Voluntary Termination for Good Reason will not include any material diminution in an employee’s title, position, duties, responsibilities or authority and, in the case of Dr. Dunsire, will not include a change in control of Millennium that results in her ceasing to serve as chief executive officer of the surviving entity or any parent entity.

                The Employment Amendments also provide that in 2009, Millennium, its successors and/or affiliates intend to grant to each of the employees long-term incentive compensation that is substantially similar in economic value to the equity awards granted to each employee by Millennium during 2008 prior to the Effective Time.

                A copy of each Employment Amendment is attached as an exhibit to this report and is incorporated herein by reference.  The foregoing description of the Employment Amendments does not purport to be complete and is qualified in its entirety by reference to the Employment Amendments.

Severance Plan Amendment

                On April 10, 2008, at the request of Parent, pursuant to the Employment Amendments, Millennium and the applicable employee agreed to amend Millennium’s Key Employee Change in Control Severance Plan (the “Severance Plan”) as it applies to such employee to provide that, upon the Effective Time, the employee will automatically qualify for a voluntary termination for good reason due to a material diminution in his or her title, position, duties, responsibilities or authority, if the employee agrees not to make such assertion during the first 12 months following the Effective Time, and after the first anniversary of the Effective Time, the employee will have the right to receive the payments and benefits under the Severance Plan.

                In addition, the Severance Plan, as amended, provides that an employee will be paid a lump sum within 30 days following the date of the qualifying termination (but not prior to January 1, 2009) in an amount equal to the sum of:

•                              a multiple, depending on employment level, of his or her base salary at the greater of his or her rate of pay in effect on the Effective Time or his or her rate of pay in effect on the date of termination;

•                              a multiple, depending on employment level, of his or her target bonus for Millennium’s fiscal year ending December 31, 2008 or his or her target bonus on the date of termination; and

•                              a pro rata portion of the greater of his or her target bonus for Millennium’s fiscal year ending December 31, 2008 or his or her target bonus on the date of termination.

                The Severance Plan, as amended, also provides that if an employee becomes entitled to payments described immediately above, then any unvested equity or long-term incentive compensation granted to an employee on or after the Effective Time will immediately become vested and exercisable on a pro-rata basis determined by reference to a ratio, the numerator of which shall be the number of his or her full months of employment with Millennium from the Effective Time and the denominator of which shall be the number of full months under the vesting schedule of the relevant equity compensation award.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC.

Date: April 15, 2008	By:	/s/ Laurie B. Keating
Laurie B. Keating Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Letter Agreement, dated April 10, 2008, between Millennium Pharmaceuticals, Inc. and Deborah Dunsire

10.2	Amendment to Letter Agreement, dated April 10, 2008, between Millennium Pharmaceuticals, Inc. and Christophe Bianchi

10.3	Amendment to Letter Agreement, dated April 10, 2008, between Millennium Pharmaceuticals, Inc. and Marsha Fanucci

10.4	Amendment to Letter Agreement, dated April 10, 2008, between Millennium Pharmaceuticals, Inc. and Laurie Keating

10.5	Amendment to Letter Agreement, dated April 10, 2008, between Millennium Pharmaceuticals, Inc. and Nancy Simonian